UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2010

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2010, ARCA biopharma, Inc. (the “Company”) entered into an Amendment No. 1 (the “Amendment”) to its equity distribution agreement, dated December 8, 2009, with Wedbush Securities Inc. f/k/a Wedbush Morgan Securities, Inc. (the “Equity Distribution Agreement”) in order to increase the aggregate offering amount of its common stock, par value $0.001 per share (the “Shares”), to $20,000,000 to be sold pursuant the Equity Distribution Agreement.

In connection with this increase, on April 30, 2010, the Company filed an addendum to its previously filed prospectus supplement to its existing shelf registration statement on file with the Securities and Exchange Commission (the “Commission”).

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-148288), which became effective with the Commission on January 16, 2008 (the “Registration Statement”).

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Amendment is qualified in its entirety by reference to such exhibit. The Amendment is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached hereto as Exhibit 5.1 is an opinion of Cooley LLP regarding the legality of the Shares. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Cooley LLP

10.1	Amendment No. 1, dated April 30, 2010 to the Equity Distribution Agreement dated December 8, 2009 between ARCA biopharma, Inc. and Wedbush Securities, Inc.

23.1	Consent of Cooley LLP (included in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2010

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name:	Patrick M. Wheeler
Title:	Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Cooley LLP

10.1	Amendment No. 1, dated April 30, 2010 to the Equity Distribution Agreement dated December 8, 2009 between ARCA biopharma, Inc. and Wedbush Securities, Inc.

23.1	Consent of Cooley LLP (included in Exhibit 5.1 above)